UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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FLEXSTEEL INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLEXSTEEL INDUSTRIES, INC.
P.O. Box 877
Dubuque, Iowa 52004-0877

AMENDMENT TO PROXY STATEMENT FOR THE ANNUAL SHAREHOLDERS MEETING

To Be Held on December 8, 2014

This Amendment No. 1 (“Amendment No. 1”) amends the definitive proxy statement of Flexsteel Industries, Inc. for its Annual Shareholders Meeting to be held on December 8, 2014 (“Proxy Statement”), which was filed with the Securities and Exchange Commission on October 28, 2014, in order to provide additional information inadvertently omitted. The Grants of Plan-Based Awards table omitted the grant date fair value of stock awards. This information was included in the Stock Awards column of the Summary Compensation Table. The Ownership of Stock By Directors and Executive Officers table omitted the amount and percentage of Common Stock beneficially owned by Timothy E. Hall and Julia K. Bizzis. The corrected tables are set forth below. Except as specifically set forth herein, this Amendment No. 1 does not modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the original filing of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

Grants of Plan-Based Awards

The following table sets forth certain information relating to non-equity and equity incentive plan awards granted to our named executive officers during fiscal 2014.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Options (3) (#)	Awards ($/Sh)	Awards (4) ($)

Karel K. Czanderna	12/09/13							3,600	27.57	27,720
	09/09/13	210,000	600,000	1,200,000	7,424	21,211	42,422			480,000

Timothy E. Hall	12/09/13							2,400	27.57	18,480
	09/09/13	52,500	150,000	300,000	2,088	5,966	11,931			135,000

James R. Richardson	12/09/13							2,400	27.57	18,480
	09/09/13	58,380	166,800	333,600	2,580	7,371	14,741			166,800

Jeffrey T. Bertsch	12/09/13							2,400	27.57	18,480
	09/09/13	47,775	136,500	273,000	1,478	4,222	8,445			95,550

Julia K. Bizzis	12/09/13							2,400	27.57	18,480
	09/09/13	43,750	125,000	250,000	1,547	4,419	8,838			100,000

(1)	These columns show the potential range of payouts for fiscal 2014 performance under our cash incentive program described in the section titled “Cash Incentive Compensation” in the “Compensation Discussion and Analysis” above. The cash incentive payments for 2014 performance are shown in the column “Non-equity Incentive Plan Compensation” of the Summary Compensation Table above.

(2)	These columns show the potential range of payouts of three-year performance stock awards granted under the Long-Term Management Incentive Plan during fiscal 2014. The 2014 three-year performance period is July 1, 2013 – June 30, 2016.

(3)	The amounts represent stock options granted on December 9, 2013 in accordance with our Omnibus Stock Plan described in the “Compensation Discussion and Analysis” above. The options are fully vested at the time of grant and they expire on December 9, 2023.

(4)	The amounts shown for stock options represent the aggregate grant date fair value computed in accordance with FASB ASC Top 718. The assumptions used in calculating the stock option award amount may be found in Note 8 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014. The amounts shown for stock awards reflect the grand date fair value of the awards assuming achievement of the target performance goals.

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OWNERSHIP OF STOCK BY
DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the shares of the Company’s common stock beneficially owned by the Company’s directors, the named executive officers, and by all directors and executive officers as a group as of September 30, 2014. Unless otherwise indicated, to the best knowledge of the Company, all persons named in the table have sole voting and investment power with respect to the shares shown.

Name	Title	Amount of Common Stock Beneficially Owned(1)(2)	Percent of Common Stock Outstanding(5)
Jeffrey T. Bertsch	Senior Vice President Corporate Services, Director	299,015 (3)(4)	4.0%
Julia K. Bizzis	Senior Vice President Strategic Growth	12,400	0.2%
Mary C. Bottie	Director	21,550	0.3%
Karel K. Czanderna	President and Chief Executive Officer, Director	55,336	0.7%
Lynn J. Davis	Chair of the Board of Directors	32,750	0.4%
Robert E. Deignan	Director	30,250	0.4%
Timothy E. Hall	Chief Financial Officer, Senior Vice President Finance, Treasurer and Secretary	73,073	1.0%
Ronald J. Klosterman	Director	155,275	2.1%
Thomas M. Levine	Director	13,250	0.2%
Robert J. Maricich	Director	16,142	0.2%
Eric S. Rangen	Director	23,000	0.3%
James R. Richardson	Senior Vice President Sales and Marketing, Director	251,191 (4)	3.4%
Nancy E. Uridil	Director	17,400	0.2%

All Directors and Executive Officers as a Group (14)		1,047,282	13.6%

(1)	Includes the following number of shares which may be acquired by exercise of stock options: J.T. Bertsch – 81,450; J. K. Bizzis – 12,400; M.C. Bottie – 17,750; K.K. Czanderna – 33,600; L.J. Davis – 22,750; R.E. Deignan – 14,250; T. E. Hall – 35,680; R. J. Klosterman – 30,580; T.M. Levine – 7,750; R.J. Maricich – 2,750; E.S. Rangen – 19,000; J.R. Richardson – 2,400; N.E. Uridil – 10,250.

(2)	Includes shares, if any, owned beneficially by their respective spouses.

(3)	Does not include 111,153 shares held in irrevocable trusts for which trusts American Trust & Savings Bank serves as sole trustee. Under the Terms of Trust, J. T. Bertsch has a possible contingent interest in each trust. J. T. Bertsch disclaims beneficial ownership in the shares held by each such trust.

(4)	Includes the following number of shares deferred pursuant to election to participate in the Company’s Voluntary Deferred Compensation Plan: J.T. Bertsch – 17,829; J.R. Richardson – 15,049.

(5)	Shares of the Company’s common stock not outstanding but deemed beneficially owned because the respective person or group has the right to acquire the shares as of September 30, 2014, or within 60 days of such date, are treated as outstanding for purposes of calculating the percentage of common stock outstanding for such person or group.

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